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                                                                   EXHIBIT 10.25

                      [LETTERHEAD OF VIRATA APPEARS HERE]


17 June, 1999


Mr D Greatwood
87 Back Street
Ashwell
Hertfordshire
SG7 5PS



Dear Duncan

Re: Promotion to VP Marketing
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I am delighted to tell you that effective 15 June, 1999, you have been promoted to VP Marketing.

In line with this promotion your salary will be increased to (Pounds)85,000pa, effective also 15 June, 1999.

Duncan, congratulations on this well deserved promotion. I am very much looking forward to working with you in your new role.

Yours sincerely



/s/ Michael Gulett

Michael Gulett
President & Chief Operating Officer

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                               [LOGO OF VIRATA]



                        VIRATA LIMITED ("The Employer")

                 SUMMARY OF TERMS AND CONDITIONS OF EMPLOYMENT





Date:                10 December, 1998

Statement of Terms of Employment pursuant to the Employment Protection (Consolidation) Act 1978. This statement, which supersedes all previous statements, sets out particulars of the terms and conditions under which you are employed.

1.  Name of "the Employee":                      Duncan Greatwood

2.  Address:                                     87 Back Street
                                                 Ashwell
                                                 Herts
                                                 SG7 5PS

3.  (a)   Date of Birth:                         26 October, 1967

    (b)   National Insurance Number:             NP 56 47 65A

4.  (a)   Date Employment began:                 24 November, 1997

    (b)   Date of Continuous Employment
          (If different from above):

5.  Job Title:                                   VP Product Management

6.  Basic Hours of Work:                         9am - 5.30pm

7.  Salary Payment Day:                          28th day of each month

8.  Holiday Entitlement:                         22 days pro rata, plus one
                                                 extra day for every year worked
                                                 to maximum of 25. (Qualifying
                                                 period commences 1/1/98)

9.  Notice of Termination:                       One month either side

10. Place of Employment:                         Mount Pleasant House, Cambridge

11. Salary:                                      (Pounds)80,000pa






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1.   CONTINUITY OF EMPLOYMENT

     Your period of continuous employment with the Employer began on the date specified on page 1. Employment with any previous employer does not count as part of your period of continuous employment.

2.   JOB DESCRIPTION

     You are employed in the capacity specified on page 1 but it is expected that if necessary you may be required to undertake other work of which you are capable and/or for which you have trained or will receive training from the Employer.

3.   SALARY

     Your salary is paid by bank credit transfer at monthly intervals as specified on page 1, one month in arrears. Salaries will be reviewed annually.

4.   TRAVEL/EXPENSES

     You may from time to time be expected to travel on behalf of the Company. All travel and subsistence expenses wholly and necessarily incurred by you on the Employer's business will be reimbursed on production of the relevant receipts and vouchers.

5.   HOURS OF WORK

     Your basic hours of work are those specified on page 1.

     You will be required to work such hours as are necessary for the proper performance of your duties. Payment to salaried staff for overtime work will only be made in circumstances agreed in advance by the Employer.

6.   ANNUAL HOLIDAYS

     The holiday year runs from 1 January to 31 December. Up to 5 days can be carried forward to the following year to be used by 31 May.

     You are entitled to holidays as specified on page 1.

     In addition you will be entitled to all statutory Bank Holidays unless required to work on that day in which case you will receive an extra day's holiday to be taken at a time to be agreed with the Employer or at the Employer's discretion pay in lieu.

     If employment commences or terminates during a specific holiday year, holiday entitlement for that year will be calculated on the period actually worked, pro rata on the basis of completed calendar months.

     If at the time of termination of employment you have exceeded your holiday entitlement, your final payment will be reduced accordingly.

     In any event you must give at least four weeks notice of your intention to take a holiday, and the Employer, whilst making every effort to meet your wishes, reserves the right to refuse permission if your absence would result in inadequate staffing.

7.   SICKNESS AND INJURY

     If you are late for work, or absent from whatever cause, a telephone call should be made by you or by someone on your behalf. Notification should be made as soon as possible to inform the Employer (HR Manager) of the reason for absence and the probable length of time you will be absent.

     If you are absent from work due to sickness or injury which continues for more than seven days (including weekends) you must provide the Employer with a Medical certificate on the eighth day of sickness or injury.
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     Thereafter Medical Certificates must be provided to the Employer on a weekly basis.

8.   SICKNESS PAY

     The Employer will continue to pay you when you are absent through illness. You will continue to receive your full salary for the following maximum periods:

     Years Service                         Maximum total sick pay in one year

     Up to one year                        4 weeks

     Over one year/under three years       8 weeks

     Three years and over                  13 weeks

     These periods will be cumulative over the course of twelve months and any payments beyond these maximum periods will be at the discretion of the Employer. State sick pay will be deducted from any sum of sickness pay which you receive.

9.   BENEFIT PACKAGE

     The Employer operates a benefits package for all eligible employees. Details of this package will be given to you when you become eligible.

10.  CONFIDENTIALITY

     You may not disclose any information of a confidential nature relating to the Company or any of its associated companies or their business or trade secrets or in respect of which the Company owes an obligation of confidence to any third party during your employment except in the proper course of your employment or within five years after the termination of your employment.

11.  NOTICE OF TERMINATION

     Notice of termination will be in writing and will be as required under the provisions of the Employment Protection (Consolidation) Act 1978 or any amendment thereof unless specified otherwise on page 2.

     Should you wish to terminate your employment with the Employer, you will be required to give notice in writing as specified on page 2.

12.  INVENTIONS

     Any invention, discovery, improvement or design in or relating to apparatus of a type made, assembled, sold, designed or in the process of development by the Employer or in or relating to the manufacture of such apparatus or otherwise suitable for the purposes of the business of the Employer which is made by you in the course of your employment with the Employer shall be promptly disclosed by you to your immediate superior.

     Copyright and similar rights in all work done in the course of your employment shall belong to the Employer.

     As between the Employer and you, the ownership of all inventions made by you in the course of your employment will be determined in accordance with
     Section 39 of the Patents Act 1977.

     At the Employer's request you will during or after your employment with the Employer, do everything necessary at the Employer's expense to obtain letters patent, including any extension thereof, design, copyright and similar protection for the same in any part of the world, and to vest exclusively in the Employer all letters patent, including any extension thereof, design, copyright and any other protection relating thereto.


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13.  GRIEVANCE PROCEDURE

     If you have any grievance regarding your employment, you should approach your immediate superior orally or in writing. If the matter is not resolved then appeal can be made to the Board of Directors.


14.  DISCIPLINARY PROCEDURE

     Matters of discipline will in the first instance be dealt with by your immediate superior with an appeal to the Board of Directors.


15.  SAFETY

     You are responsible for taking reasonable care for the health and safety of yourself and other persons who may be affected by your acts and omissions at work and for complying with any rules and regulations which the Employer may produce in this respect.


16.  CHANGES

     In respect of any changes in the terms and conditions of employment you will be notified in writing of any such changes within one month of any such change.




     FOR AND ON BEHALF OF VIRATA LIMITED


Signed        /s/ Michael Gulett
       --------------------------------------------------


Date            10 Dec 1998
     ----------------------------------------------------



ACKNOWLEDGEMENT BY THE EMPLOYEE

I agree that the preceding provisions from the basis of my Contract of Employment and acknowledg receipt of a statement of which the foregoing is a true copy.


Signed      /s/ Duncan Greatwood
       -----------------------------------------------------------


Date   ___________________________________________________________